Exhibit 99.1

FOR IMMEDIATE RELEASE

Dec. 7, 2012

Contact: Advanced BioEnergy, LLC Richard Peterson, CEO 763-226-2707 Richard.peterson@advancedbioenergy.com

Advanced BioEnergy Completes Sale of its Fairmont Nebraska Ethanol Plant

MPLS, Minn. – Advanced BioEnergy, LLC announced today the completion of the sale of substantially all of the assets of its wholly-owned subsidiary, ABE Fairmont, LLC to Flint Hills Resources, LLC as described in previous press releases and securities filings.

About Advanced BioEnergy, LLC

Advanced BioEnergy, LLC (ABE) is headquartered in Bloomington, MN. Its business consists of producing ethanol and co-products including wet, modified and dried distillers grains, and non-food grade corn oil. It currently has an ethanol production capacity of approximately 85 million gallons per year. It operates a 32 million gallon per year production facility in Huron, South Dakota (opened September 1999); and two sister plants in Aberdeen, South Dakota with joint capacity of 53 million gallons per year. More information about ABE is available on the company’s website at www.advancedbioenergy.com and in its filings with the Securities and Exchange Commission at www.sec.gov.

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